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                                                                    EXHIBIT 23.1




                         CONSENT OF INDEPENDENT AUDITORS




        We consent to the incorporation by reference in the registration statement on Form S-8 of Baylake Corp. of our report dated January 23, 2002, relating to the consolidated balance sheets of Baylake Corp. and its subsidiaries as of December 31, 2001 and 2000, and the related consolidated statements of income, changes in stockholder equity and cash flows for each of the years ended December 31, 2001, 2000, and 1999, which report appears in Baylake's Annual Report on Form 10-K for the year ended December 31, 2001.


Madison, Wisconsin                                 /s/ SMITH & GESTELAND, LLP
March 26, 2002                                     SMITH & GESTELAND, LLP